UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.
On January 6, 2016, the Washington Utilities and Transportation Commission (UTC) issued its final order in Avista Corporation's (Avista Corp. or the Company) Washington electric and natural gas general rate cases, which were originally filed with the UTC on February 9, 2015. The Order approved rates designed to provide a 1.6 percent, or $8.1 million, decrease in electric base revenue and a 7.4 percent, or $10.8 million, increase in natural gas base revenue. The new rates became effective January 11, 2016.
Industrial Customers of Northwest Utilities / Public Counsel Joint Motion for Clarification
On January 19, 2016, the Industrial Customers of Northwest Utilities (ICNU) and the Public Counsel Unit of the Washington State Office of the Attorney General (PC) filed a Joint Motion for Clarification with the UTC. In the Motion, ICNU and PC requested that the UTC clarify the calculation of the electric attrition adjustment and the end-result revenue decrease of $8.1 million. ICNU and PC provide their own calculations in their Motion, and suggest that the revenue decrease should have been $19.8 million based on their reading of the UTC’s Order.
UTC Staff Motion to Reconsider
On January 19, 2016, the UTC Staff filed a Motion to Reconsider with the UTC. In its Motion to Reconsider, the Staff provided calculations and explanations that suggest that the electric revenue decrease should have been a revenue decrease of $27.4 million instead of $8.1 million, based on its reading of the UTC's Order.
Under the UTC's rules, a response from the Company and other parties to the ICNU/PC Motion for Clarification and the UTC Staff Motion to Reconsider is not permitted unless requested by the UTC. The new rates that were implemented January 11, 2016 will remain in place while the UTC considers these Motions. There is no statutory time frame for the UTC to rule on the Motion for Clarification. The UTC has 20 calendar days from the filing of the Motion to Reconsider to respond to that Motion. None of the parties in their Motions raised issues with the UTC’s decision on the natural gas revenue increase of $10.8 million.
The Company believes the UTC's Order on January 6, 2016 finalizing the electric and natural gas general rate cases provides a reasonable end result for all parties. The Order provides the Company the opportunity to continue to recover the costs of serving its customers and investing in its electric and natural gas systems while maintaining the opportunity to earn a fair return for shareholders. If either of the positions presented in the two Motions discussed above are accepted by the UTC, the Company believes that this would not provide a reasonable opportunity to earn a fair return for shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	January 20, 2016	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer